Exhibit 10.2

STOCK YARDS BANCORP, INC.

STOCK APPRECIATION RIGHT
GRANT AGREEMENT

This Stock Appreciation Right Grant Agreement dated as of _____________________, 20______ (the "Grant Date"), is between Stock Yards Bancorp, Inc. (the "Company") and _______________________________ (the "Grantee").

RECITALS

A.	The Company adopted the Stock Yards Bancorp, Inc. 2015 Omnibus Equity Compensation Plan (the "Plan"). The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee").

B.	The Committee has designated Grantee as a Participant in the Plan, and wishes to set forth in this Agreement the Grantee's right to receive shares of Company Stock equal in value to the difference between the Fair Market Value of a certain number of shares at this Grant Date and the Fair Market Value of those Shares on the date the Grantee exercises the right (a "Stock Appreciation Right," or "SAR"), subject to the terms of this Agreement.

AGREEMENTS

The Grantee and the Company agree as follows:

1.  Grant of Stock Appreciation Right. The Company grants to Grantee a Stock Appreciation Right with respect to a total of _______ shares of Company Stock (the "Shares"), on the terms and conditions set forth below and in the Plan.

2.  Exercise Price. The exercise price of this SAR is $___________ per share, which is equal to the Fair Market Value of the Company Stock on the Grant Date.

3.  Term. This SAR is not exercisable and shall terminate after the expiration of 10 years from the Grant Date and may terminate on an earlier date in the event of Grantee's Separation from Service. An unexercised (or as-yet unvested) SAR shall lapse and become unexerciseable 3 months following Grantee's Separation from Service, unless the termination is caused by death, in which case it shall continue to be exercisable for 12 months, or on account of Disability or Separation from Service on or after age 60 with at least 10 years of service, in which cases Grantee's right to exercise the SAR (to the extent vested at such Separation) will continue until the 10-year expiration date.

4.  Vesting; Period of Exercise. If not earlier terminated pursuant to the Plan or terms of this Agreement, this SAR is first exercisable, in the portions indicated in the vesting schedule below, and once so vested remains exercisable until it lapses or terminates as provided herein and in the Plan. If there has not been a Separation from Service then the SARs will vest as follows:

Anniversary of Grant Date	% of SARs Vested
1 year anniversary	20%
2 year anniversary	40%
3 year anniversary	60%
4 year anniversary	80%

5.  Accelerated Vesting. In the event of a Separation from Service occurring within 24 months following a Change of Control, the SARs shall automatically accelerate and become fully exercisable.

6.  Method of Exercise of SAR. Each exercise of this SAR shall be in writing (substantially in the form of Exhibit A hereto), signed by the Grantee, and received by the Company in its principal executive office. The Grantee may exercise this SAR with respect to less than the total number of Shares; provided that no partial exercise of this SAR may be made with respect to a fraction of a Share to which it is subject. Upon exercise of this SAR, and conditioned upon Grantee having made satisfactory arrangements for payment of the tax withholding related thereto in accordance with Section 7 below, the Grantee shall receive from the Company certificates issued in the Grantee's name for number of whole shares of Company Stock (rounded down in the case of a fraction) equal to the amount determined by dividing (A) the product of (i) the difference between the Fair Market Value on the date of exercise over the Exercise Price, times (ii) the number of Shares with respect to which this SAR is exercised, by (B) the Fair Market Value of a Share on the date of exercise.

7.  Tax Withholding. The Company may withhold or retain from any payment to Grantee (whether or not such payment is made pursuant to this Agreement) or take such other action which Company deems necessary to satisfy any income or other tax withholding requirements as a result of the exercise of the SARs. Grantee may elect to satisfy any federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to Grantee under the Plan upon the exercise of the SARs. If Grantee is subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended, any such election and any such reduction must be effected in accordance with the conditions of Rule 16b-3 or any successor rule or regulation thereunder.

8.  Definitions.

8.1  "Separation from Service" or simply "Separation" as used herein shall mean the date the Company and the Grantee reasonably anticipate that the Grantee will not perform any further services for the Company or any other entity considered a single employer with the Company under Section 414(b) or (c) of the Code (inserting in lieu of 80% each time it is used thereunder with 50%) (together referred to herein as the "Controlled Group"). A Grantee shall not be considered to have incurred a Separation if the Grantee changes to part-time status, or serves as both member of the Board of Directors and as an employee, and only one of those two service arrangements ends, such that exercisability and vesting of this SAR will continue as long as one or the other service arrangement continues. The Grantee will not be treated as having a Separation from Service while on military leave, sick leave or other bona fide leave of absence if the leave does not exceed six months or, if longer, the period during which the Grantee has a reemployment right with the corporation by statute or contract. If a bona fide leave of absence extends beyond six months, a Separation from Service will be deemed to occur on the first day after the end of such six-month period, or on the day after the Grantee's statutory or contractual reemployment right lapses, if later.

8.2  Capitalized terms used in this Agreement and not defined herein shall have the meanings given in the Plan.

9.  Nontransferability of SAR. This SAR shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during the Grantee's lifetime, only by Grantee.

10.  Restrictions Imposed by Law. Notwithstanding any other provision of this Agreement, Grantee agrees that Grantee shall not exercise this SAR and that the Company will not be obligated to deliver any shares of Company Stock or make any cash payment if counsel to the company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Company Stock is listed. The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of this SAR to comply with any law or regulation of any governmental authority.

11.  Service Relationship. Nothing in this Agreement or in the Plan shall limit the right of the Company to terminate the Grantee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain the Grantee as a service provider.

12. Shareholder Status. The Grantee shall have no rights as a shareholder with respect to any shares of Stock under this Agreement until such shares have been duly issued and delivered to the Grantee, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting the Shares except as expressly set forth in the Plan.

13.  Modification, Amendment and Cancellation. The Board of Directors of the Company shall have the right unilaterally to modify, amend or cancel this SAR in accordance with the terms of the Plan, and, in particular, shall have the right under the Plan to cancel this SAR if not exercised before a sale or certain other corporate transactions to the extent provided in the Plan.

14.  Provisions Consistent with Plan. This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.

STOCK YARDS BANCORP, INC.

By:

Title:

Date:

GRANTEE:

[Name of Grantee]
(acknowledging receipt and conditions to exercise set out above)

Date:

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EXHIBIT A

Notice of Stock Appreciation Right Exercise

I hereby exercise my stock appreciation right ("SAR") with respect to the number of shares of Company Stock of Stock Yards Bancorp, Inc (the "Company") shown below pursuant to the Stock Yards Bancorp, Inc 2015 Omnibus Equity Compensation Plan:

Date of SAR Grant Agreement: _____________________

Number of shares with respect to which the grant is being exercised: ________

Exercise price per share: ____________________

I understand that before I receive my certificate for the shares referenced above, the Company requires me to remit to it an amount sufficient to satisfy any outstanding amounts due to the Company and to satisfy any federal, state or local withholding tax requirements. Therefore, I hereby make arrangements for that tax withholding as follows (check one):

☐	Please withhold taxes related to this exercise from my next available regular wages from Stock Yards Bank & Trust.
☐	Please reduce the shares to be issued upon exercise of this SAR by an amount equal to the tax withholding required.
☐	Attached is a check for tax withholding.

Signature

Print Name

Date:

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